UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2026

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17130 N. Dallas Parkway, Suite 240 Dallas, Texas	75248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2026, upon the recommendation of the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Mangoceuticals, Inc. (the “Company”), and pursuant to the authority provided to the Board pursuant to the terms of the Company’s 2022 Equity Incentive Plan, as amended and restated, which has previously been approved by the stockholders of the Company, the Board approved an option repricing (the “Repricing”) of the outstanding stock options held by the Company’s Chief Executive Officer and Chairman, Jacob Cohen, as of March 16, 2026 (the “Effective Date”). As permitted under the terms of the Company’s equity plans, the exercise price of each outstanding stock option with an exercise price held by Mr. Cohen was reduced to an amount which exceeded the closing price of the Company’s common stock on the Effective Date, which was $0.45 per share (the “New Exercise Price”).

In total the following options held by Mr. Cohen were re-priced to have an exercise price equal to the New Exercise Price: (a) options to purchase 50,000 shares of the Company’s common stock with an original exercise price of $16.50 per share, granted to Mr. Jacob Cohen on August 31, 2022; (b) options to purchase 83,333 shares of the Company’s common stock with an original exercise price of $4.80 per share, granted to Mr. Cohen on December 28, 2023; and (c) options to purchase 2,000,000 shares of the Company’s common stock with an original exercise price of $2.30 per share, granted to Mr. Cohen on September 9, 2025.

Mr. Cohen, as an interested director, recused himself from the Board vote on the approval of the Repricing. The remaining disinterested directors of the Board approved the Repricing in good faith, upon recommendation of the Compensation Committee and Audit Committee of the Board, after careful consideration of various alternatives and a review of other applicable factors.

A copy of the amendment to Mr. Cohen’s option agreements is attached hereto as Exhibit 10.1 and incorporate by reference herein.

Item 7.01 Regulation FD Disclosure.

On March 17, 2026, the Company issued a press release announcing the filing of a lawsuit against a former consultant.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1*	Mangoceuticals, Inc. Amendment to Stock Option Agreements (Jacob Cohen), dated March 16, 2026
99.1**	Press release dated March 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

Forward-Looking Statements

This Current Report and the press release attached as Exhibit 99.1 to this Current Report may contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements, whether because of new information, future events or otherwise, made in the release or presentation or in any of its SEC filings or public disclosures, except as provided by law. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including Form 10-Qs, Form 10-Ks and Form 8-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: March 17, 2026	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer